Exhibit 99.1

Contact: Crocker Coulson, President CCG Investor Relations 646-213-1915 crocker.coulson@ccgir.com www.ccgirasia.com	Warren Wang, Chief Financial Officer Zhongpin Inc. 86-10-82861788 ir@zhongpin.com www.zpfood.com

For Immediate Release

Zhongpin Announces Preliminary Unaudited Results for Fiscal Year 2008 and
Provides Guidance for Fiscal Year 2009

•	Expects 2009 Revenue of $780 million to $810 million, Fully Diluted earnings per share in the range of $1.50 to $1.63 per share

Changge City, Henan Province, China – February 9, 2009 – Zhongpin Inc. (NASDAQ: HOGS) (“Zhongpin”), a leading meat and food processing company in the People’s Republic of China (“PRC”), today announced preliminary unaudited results for the fiscal year ended December 31, 2008 and provided guidance for the fiscal year ending December 31, 2009.

Based on preliminary results, Zhongpin generated record revenues of approximately $540.0 million for the fiscal year ended December 31, 2008, an increase of approximately 85.3% from $291.4 million in 2007. The company’s strong revenue growth is attributable to the growing demand for the company’s products, rapid capacity expansion and the addition of new geographic markets in 2008.  Revenue was slightly lower than the company’s guidance of $550 million to $570 million due to lower than anticipated sales volume and selling prices during the fourth quarter of 2008, partly resulting from the impact of the global economic downturn on the Chinese economy. The company expects its 2008 fiscal year gross margin and net margin to be in line with the company’s previous guidance.

Guidance for Fiscal Year 2009

Zhongpin expects revenues for the fiscal year ending December 31, 2009 to be in the range of $780 million to $810 million. Management expects strong revenue growth in 2009 due to anticipated growth from new markets and additional capacity from the company’s new chilled and frozen pork and prepared meat facilities as they ramp up to target utilization levels in the first half of 2009. Gross margin for the full year 2009 is expected to be approximately 12.0% with net margin of at least 6.0%.  Due to the adverse impact on China’s meat processing industry caused by the global economic slowdown, and the company’s primary focus on rapidly expanding its market share, management expects margins for fiscal year 2009 to be slightly below the 2008 levels. Zhongpin expects fully-diluted earnings per share in the range of $1.50 to $1.63 per share, assuming a fully-diluted share count of 30.7 million shares outstanding.  This guidance excludes the impact of any future acquisitions.

"We are pleased with our strong performance in fiscal year 2008, which reflected the growing recognition of our brand and our ability to meet consumer demand for nutritious and high quality pork products. Our record financial performance in 2008 was also driven by the successful execution of our capacity expansion plans, supply chain integration and sales distribution capabilities in new and existing markets,” commented Mr. Xianfu Zhu, CEO of Zhongpin. “During the fourth quarter of 2008, demand for pork products declined as the worldwide economic slowdown began to impact the Chinese economy. Our growth strategy for 2009 is to achieve robust revenue growth by increasing our market share and improving our customer service. We plan to accomplish this by establishing additional regional sales and distribution centers, developing new products, and optimizing sales channels.”

About Zhongpin

Zhongpin is a meat and food processing company that specializes in pork and pork products, and fruits and vegetables, in the PRC. Its distribution network in the PRC spans 24 provinces and includes over 2,995 retail outlets. Zhongpin’s export markets include the European Union, Eastern Europe, Russia, Hong Kong, Japan and South Korea. For more information, contact CCG Investor Relations directly or go to Zhongpin’s website at www.zpfood.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release and oral statements made by Zhongpin on its conference call in relation to this release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding Zhongpin’s ability to prepare for its growth, predictions and guidance relating to the company's future financial performance. Zhongpin has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs.  However, these projections also involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand, interruptions in the supply of live pigs/raw pork, downturns in the Chinese economy, delivery delays, freezer facility malfunctions, poor performance of the retail distribution network, changes in applicable regulations, and other information detailed from time to time in the company's filings and future filings with the United States Securities and Exchange Commission. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and Zhongpin undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

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